UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 19, 2012

TGR Financial, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-182414	45-4250359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3560 Kraft Road, Naples, Florida	34105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (239) 348-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The material definitive agreements described in this Item 1.01 are each related to a comprehensive plan of equity financing (the “Capital Raise”) of TGR Financial, Inc. (the “Company”). The Capital Raise began with the closing of a private placement for the sale of common stock, $5.00 par value (“Bank Common Stock”) of First National Bank of the Gulf Coast (the “Bank”), to a total of ten institutional investors and their affiliates and eight accredited investors on April 29, 2011 (the “Prior Private Placement”). At the time of the closing of the Prior Private Placement, the Bank was a publicly held stand alone national bank. As a condition to closing the Prior Private Placement, the Bank committed to a reorganization (the “Reorganization”) whereby it would become a wholly owned subsidiary of a newly formed bank holding company. The closing of the Reorganization occurred on September 25, 2012. For a description of the Reorganization, see Item 2.01 of this Current Report on Form 8-K (this “Report”).

As a condition to the completion of the Reorganization, the Company was obliged, by the terms of the documents related to the Capital Raise, to enter into an Investment Agreement, a Registration Rights Agreement and a Stockholders’ Agreement (each as defined below). Each of these agreements is material to the Company and is described in this Item 1.01.

1. On September 19, 2012, the Company entered into an Investment Agreement (the “Investment Agreement”), a copy of which is attached to this Report as Exhibit 10.1, with certain existing investors and affiliates of such investors who participated in the Prior Private Placement (the “Investors”), as contemplated by the transaction documents related to the Prior Private Placement. The Investment Agreement documents a continuing commitment by the Investors to purchase up to a maximum of $225 million of the Company’s common stock, $1.00 par value (“Company Common Stock”), and the Company’s preferred stock, $1.00 par value, designated as Series A Nonvoting Convertible Preferred Stock (“Company Preferred Stock”), inclusive of the investments that have already been made in Bank Common Stock pursuant to the Capital Raise.

Future purchases of the Company’s (or affiliates of the Company) Common Stock and the Company’s Preferred Stock, if any, will take place from time to time through April 29, 2014, subject to future regulatory approvals and certain board of directors (the “Board”) approvals being met, up to the total maximum commitment by all investors. The purchase price of the Company’s Common Stock or Preferred Stock in any such future drawdown shall, pursuant to the terms of the Stockholders’ Agreement (discussed below), be $5.00 per share until April 29, 2013, and shall, thereafter, through April 29, 2014, be an adjustable amount, as determined by the terms of the Stockholders’ Agreement. Subsequent issuances of Company Common Stock or Company Preferred Stock will be dependent upon the Company’s capital needs with respect to supporting its growth strategies, including organic growth, potential acquisitions and possible participation in one or more acquisitions of failed banks in transactions assisted by the Federal Deposit Insurance Corporation.

Under the terms of the Investment Agreement, the Investors have certain customary rights to maintain their relative ownership percentage in the Company through additional purchases of Company Common Stock or Company Preferred Stock in the event of subsequent issuances of securities by the Company. The Investment Agreement further provides that none of the Investors shall acquire more than 24.9% of the Company voting securities (or 4.9% in the event the Investor is a bank or bank holding company) as calculated under applicable regulations of the Board of Governors of the Federal Reserve System at any point, after giving effect to each issuance of the Company’s voting securities. Certain of the Investors have made representations that they do not intend to control or exert controlling influence over the Company, as required by the federal regulators of the Company. Additionally, certain of the Investors have entered into passivity agreements with the Company’s federal regulators, agreeing to the same.

The Investment Agreement contains customary representations and warranties for transactions of this nature. The representations and warranties of the Company set forth in the Investment Agreement have been made solely for the benefit of the Investors. In addition, such representations and warranties (a)

have been qualified by confidential disclosures made to the Investors in connection with the Investment Agreement, (b) in some instances, are subject to materiality qualifications contained in the Investment Agreement which may differ from what may be viewed as material by other investors, (c) were made only as of the date of the Investment Agreement or such other date as is specified in the Investment Agreement, and (d) may have been included in the Investment Agreement for the purpose of allocating risk between the Company and the Investors rather than establishing matters as facts. Accordingly, the Investment Agreement is included with this filing only to provide other investors with information regarding the terms of the Investment Agreement, and not to provide other investors with any other factual information regarding the Company or its business. The Investment Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, Forms 10-K, Forms 10-Q and other periodic reports that the Company files with the SEC.

This description of the Investment Agreement is a summary and does not purport to be a complete description of all of its terms and is qualified in its entirety by reference to the Investment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

2. On September 19, 2012, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors, a copy of which is attached to this Report as Exhibit 10.2, as contemplated by the transaction documents related to the Prior Private Placement. The Registration Rights Agreement relates to the registration for public resale of Company Common Stock and Company Preferred Stock purchased by the Investors in connection with the Capital Raise—including shares of Bank Common Stock that were converted to Company Common Stock upon completion of the Reorganization.

Pursuant to the Registration Rights Agreement, certain “Key Investors” (as defined in the Registration Rights Agreement”) have rights to demand the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Company Common Stock or Company Preferred Stock that they purchase in connection with the Capital Raise. The demand registration rights are exercisable on and after the earlier of three (3) years from the date of the Registration Rights Agreement or a qualified public offering. Subject to certain customary conditions, each Key Investor may make up to three (3) demands for registration. Each demand must, in the aggregate, be expected to have a sale price of at least $10,000,000. The Registration Rights Agreement also contains “piggyback” rights for the Investors to participate in any registered sale of Company Common Stock during the term of the agreement.

This description of the Registration Rights Agreement is a summary and does not purport to be a complete description of all of its terms and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

3. On September 19, 2012, the Company entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”) with the Investors, a copy of which is attached to this Report as Exhibit 10.3, as contemplated by the transaction documents related to the Prior Private Placement.

The Stockholders’ Agreement defines certain important rights of the Investors who are a party thereto, including rights related to corporate governance procedures of the Company. Some of the key rights granted to certain Investors in the Stockholders’ Agreement are the right to:

•	nominate one (1) director to serve on the Company Board for a total of four (4) investor designated directors (the “Investor Designated Directors”);

•	ensure that new or significant business of the Board is not considered ahead of the filling of any vacancy on the Board of one of their nominated directors;

•

have at least one Investor Designated Director on each of the Executive, Compensation and Nominations Committees of the Board, subject to any required approvals, consents or non-objections of regulatory authorities, applicable exchange listing standards and independence requirements; and

•	have non-voting Board ‘observers’ for so long as such Investor maintains at least five percent (5%) of the Company Common Stock acquired in the Prior Private Placement.

In addition, each Investor who is a party to the Stockholders’ Agreement has the right to:

•

exercise “tag-along rights” and “rights of first refusal” with respect to the proposed sale or purchase of any Company Common Stock in a Qualified Public Offering (as defined in the Stockholders’ Agreement); and

•	exercise “preemptive” rights to maintain their percentage ownership in the Company in any proposed sale of Company Common Stock.

Certain of the foregoing corporate governance provisions are covered in the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, which are discussed in Item 5.03 of this Report, and which are attached to this Report as Exhibit 3.2 and Exhibit 3.4, respectively, and which became effective upon the completion of the Reorganization.

The Stockholders’ Agreement also details the procedures for the Company to initiate further capital drawdowns from the Investors who are a party to that agreement. Such Investors are required to purchase additional shares of Company common stock (or Company Preferred Stock), based on their percentage ownership, up to a maximum additional drawdown amount of approximately $95 million. Certain conditions for the use of such capital must be achieved for the Company to make such a capital call under the terms of the Stockholders’ Agreement; for example, the call must be for at least $10 million in capital, the executive committee of the Company’s Board and the full Board must have approved the capital call, and all necessary regulatory approvals must have been obtained.

Notwithstanding the $10 million minimum capital call requirements contained in the Stockholders’ Agreement, as described above, the Company may request a waiver of such minimum requirement from the Investors party thereto. The Company requested and received such a waiver in connection with conducting a limited private placement of Company Common Stock following completion of the Reorganization, in order to raise funds to pay the expenses incurred by the Company related to the Reorganization, and to fund future operating expenses, as described in Item 3.02 of this Report.

The Stockholders’ Agreement further provides that none of the Investors shall acquire more than their maximum committed percentage in the Capital Raise and that no key investor (as designated in the Stockholders’ Agreement ) shall acquire more than 24.9% of the Company’s voting securities, as calculated under applicable regulations of the Federal Reserve, at any point, after giving effect to all issuances of Company Common Stock.

This description of the Stockholders’ Agreement is a summary and does not purport to be a complete description of all of its terms and is qualified in its entirety by reference to the Stockholders’ Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 25, 2012 (the “Effective Date”), the reorganization of the Bank to become a wholly owned subsidiary of the Company (previously defined as the “Reorganization”) was consummated by the filing of Articles of Shares Exchange (the “Articles of Share Exchange”) with the Department of State of the State of Florida (the “Department of State”). A copy of the Articles of Share Exchange is attached to this Report as Exhibit 3.1.

At the Effective Date, each issued and outstanding share of Bank Common Stock was converted solely into the right to receive one (1) share of Company Common Stock, pursuant to the terms of a Reorganization Agreement and Plan of Share Exchange (the “Reorganization Agreement”), dated June 26, 2012, entered into between the Company and the Bank.

In addition, pursuant to the Reorganization Agreement, upon completion of the Reorganization, holders of options or warrants to purchase the Bank’s common stock will receive, in exchange for such options and warrants, newly issued options and warrants of the Company to purchase the same amount of the Company’s Common Stock, on the same terms that are contained in the existing Bank option and warrant agreements.

Any shareholder of the Bank common stock who properly exercises their “dissenters’ rights” in connection with the Reorganization will be entitled to receive, in lieu of receiving Company Common Stock, the value of their shares in cash, as determined by the relevant provisions of the National Bank Act and related regulations.

The shareholders of the Bank entitled to receive shares of the Company’s Common Stock, and options and warrants of the Company, in connection with the Reorganization, include each of the officers and directors of the Company.

The Reorganization Agreement and the Reorganization are described in detail in the combined Bank Proxy Statement and Holding Company Prospectus (the “Proxy Statement/Prospectus”) contained in the Company’s registration statement on Form S-4, filed with the SEC under the Securities Act of 1933, as amended, on June 26, 2012, and amended on Form S-4/A, filed with the SEC on August 3, 2012, (SEC Registration No. 333-182414 (the “Registration Statement”). The final version of the Proxy Statement/Prospectus was filed with the SEC pursuant to SEC Rule 424(b)(3) on August 15, 2012. The Reorganization Agreement was attached to the Proxy Statement/Prospectus as Annex A, and was attached to the Registration Statement as Exhibit 2.3.

Item 5.01	Changes in Control of Registrant.

Upon completion of the Reorganization, described in greater detail in Item 2.01 of this Report, control of the Company changed as a result of the share exchange between the Company and the existing shareholders of the Bank. The Reorganization involved a share exchange of common stock on a one-for-one basis between the Company and the existing shareholders of the Bank, and, therefore, the shareholder base of the Company following the Reorganization was identical to that of the Bank immediately prior to completion of the Reorganization. Upon completion of the Reorganization, to the Company’s knowledge, no person held or controlled over 9.99% of the outstanding Company Common Stock.

The three (3) outstanding shares of Company Common Stock at the time of the Reorganization were automatically redeemed by the Company upon completion of the Reorganization, in accordance with the terms of the Reorganization Plan.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) 1A. Upon closing of the Reorganization on September 25, 2012, the Company automatically adopted the “First National Bank of the Gulf Coast Amended and Restated Officers’ and Employees’ Stock Option Plan” (the “Officers’ and Employees’ Plan”). A copy of the Officers’ and Employees’ Plan was filed as Exhibit C to Annex A to the Proxy Statement/Prospectus included in the Registration Statement, and is attached to this Report as Exhibit 10.4. Employees and officers—including executive officers—of the Company and the Bank are eligible to participate in the Officers’ and Employees’ Plan.

The Officers’ and Employees’ Plan has 64,944 options available for grant to eligible participants. The maximum number of shares which may be acquired upon the exercise of stock options that can be granted under both the Officers’ and Employees’ Plan and the Directors’ Plan (when aggregated) is equal to 10% of the Company’s outstanding common stock and preferred stock, if any (see Item 5.02(e)(1B) of this Report below). Under the terms of the Officers’ and Employees’ Plan, stock options generally vest over a period of three (3) years and have a life of ten (10) years. Other material terms of the Officers’ and Employees’ Plan, and options granted pursuant thereto, are as follows:

•	The options may be exercised in whole or in part at any time prior to the expiration date;

•	To exercise the options, a holder must deliver written notice to the Company, accompanied by payment in full of the aggregate exercise price for the number of options being exercised;

•	Options may not be issued for fractional shares of stock and fractional shares may not be issued upon exercise of a stock option;

•	If the Company subdivides its outstanding shares by way of a stock dividend or stock split, the exercise price and the number of shares represented by each option will be adjusted, as appropriate;

•	An option does not entitle the holder thereof to vote or receive dividends or for any other purpose to be the holder of the shares issuable upon exercise of the option; and

•

Upon a reorganization, consolidation or merger of the Company, each option will convert into a stock option entitling the holder, upon payment of the exercise price and otherwise in compliance with the terms of the stock option agreement, to receive for each share for which the stock option is exercised, the same consideration (stock, cash or property) that the holder would have received if he or she had exercised the stock option prior to the effective date of the reorganization, consolidation or merger.

1B. On September 22, 2012, the Board adopted several amendments to the Officers’ and Employees’ Plan, to be effective upon the closing of the Reorganization. Most of the amendments to the Officers’ and Employees’ Plan were conforming or clarifying amendments to the text of the Officers’ and Employees’ Plan to reflect that such plan is now a plan of the Company and is no longer a plan of the Bank.

The Board also adopted an amendment to the Officers’ and Employees’ Plan to make it clear that the 10% cap on the total amount of options which may be issued under the Officers’ and Employees’ Plan and the Directors’ Plan (as described below), collectively, relative to the total outstanding Company Common Stock, also includes Company Preferred Stock in such total outstanding amount.

No other amendments to the Officers’ and Employees’ Plan have been adopted by the Board.

2A. Upon closing of the Reorganization on September 25, 2012, the Company automatically adopted the “First National Bank of the Gulf Coast Amended and Restated Directors’ Stock Option Plan” (the “Directors’ Plan”). A copy of the Directors’ Plan was filed as Exhibit D to Annex A to the Proxy Statement/Prospectus included in the Registration Statement, and is attached to this Report as Exhibit 10.5. Members of the boards of directors of the Company and the Bank are eligible to participate in the Directors’ Plan.

The Directors’ Plan has 185,856 options available for grant to eligible participants. The maximum number of shares which may be acquired upon the exercise of stock options that can be granted under both the Directors’ Plan and the Officers’ and Employees’ Plan (when aggregated) is equal to 10% of the Company’s outstanding common stock and preferred stock, if any (see Item 5.02(e)(2B) of this Report below). Under the terms of the Directors’ Plan, stock options generally vest over five (5) years and have a life of ten (10) years. Other material terms of the Directors’ Plan, and options granted pursuant thereto, are substantially similar to options granted pursuant to the Officers’ and Employees’ Plan described above.

2B. On September 22, 2012, the Board adopted several amendments to the Directors’ Plan, to be effective upon the closing of the Reorganization. Most of the amendments to the Directors’ Plan were conforming or clarifying amendments to the text of the Directors’ Plan to reflect that such plan is now a plan of the Company and is no longer a plan of the Bank.

The Board also adopted an amendment to the Directors’ Plan to make it clear that the 10% cap on the total amount of options which may be issued under the Directors’ Plan and the Officers’ and Employees’ Plan, collectively, relative to the total outstanding Company Common Stock, also includes Company Preferred Stock in such total outstanding amount.

No other amendments to the Directors’ Plan have been adopted by the Board.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

1. On September 25, 2012, the Company filed the Articles of Share Exchange with the Department of State, thereby completing the Reorganization (as described in greater detail in Item 2.01 of this Report). A copy of the Articles of Share Exchange is attached to this Report as Exhibit 3.1.

2. On September 25, 2012, following the filing of the Articles of Share Exchange with the Department of State, the Company filed Amended and Restated Articles of Incorporation (the “Amended

Articles”) with the Department of State. The Amended Articles make a number of changes to the existing Articles of Incorporation of the Company, which changes are the fulfillment of contractual obligations related to documents entered into in connection with the Capital Raise.

The following is a description of the material changes in the Company’s Articles of Incorporation that are effected by the adoption of the Company’s Amended Articles:

Common Stock

The authorized Common Stock of the Company was increased from 1,000 shares to 500,000,000 shares.

Preferred Stock

Under its prior Articles of Incorporation, the Company was not authorized to issue any preferred stock. The Company is now authorized to issue up to 20,000,000 shares of preferred stock.

No Action by Written Consent

The Amended Articles prohibit action to be taken by the shareholders of the Company by written consent. The prior Articles of Incorporation had no such limitation.

Number of Directors

The Company’s Amended Articles establish the number of directors as between seven (7) and fifteen (15), with the initial number of directors being thirteen (13). The prior Articles of Incorporation had no set number of directors.

Amendment or Repeal of Articles and Bylaws

The Company’s Amended Articles provide that specified sections of the Amended Articles (Article V, Article VI, Article VII, Article XI and Article X) may only be amended by a vote of two-thirds (2/3) of the outstanding Common Stock of the Company (unless such amendment is to amend the articles for the purpose of increasing consistency with the Company Stockholders’ Agreement (described above in Item 1.01(3) of this Report), in which instance only a majority vote of the shareholders is required). The Company’s prior Articles of Incorporation contained no such provisions.

The Company’s Amended Articles also provide that certain specified sections of the Company’s Bylaws (Article II, Section 3, 12 or 13; Article IV, Section 1, 7, 8, 10 or 13; Article V, Section 1; Article VII; or Article IX) may only be changed by the affirmative vote of two-thirds (2/3) of the outstanding Common Stock of the Company (unless such amendment is to amend the bylaws for the purpose of increasing consistency with the Stockholders’ Agreement, in which instance only a majority vote of the shareholders is required). The Company’s prior Articles of Incorporation contained no such provisions.

Indemnification

The Company’s Amended Articles permit indemnification payments to be made by the Company to any “institution-affiliated party”, as permitted by laws and regulations. The Company’s Amended Articles also require the Company to provide indemnification and reimbursement of expenses in a variety of contexts. The Company is required, under the Amended Articles, to be the indemnitor of first resort, pursuant to the terms of the Stockholders’ Agreement, to certain Investors (as defined above in Item 1.01(1) of this Report) that are party to that agreement. The Company’s prior Articles of Incorporation contained no such provisions.

Corporate Opportunity

Article XI of the Company’s Amended Articles contains several new provisions related to corporate opportunity. First, Article XI of the Company’s Amended Articles states that no Investor shall have any restrictions with respect to engaging in or investing in businesses that are competitive with the Company’s business. Functionally, this means that the Investors can invest in other banks or bank holding companies regardless of the fact that they are shareholders of the Company. Second, Article XI also eliminates any obligation, to the fullest extent permitted by law, of the Investors (and any shareholders in the Investors) or the Investor Designated Directors (as defined above in Item 1.01(3) of this Report) to refer any potential business opportunities to the Company, or to refrain from referring such opportunities to other parties. Finally, Article XI eliminates, to the extent permitted by law, the liability of the Investors (and any shareholders in the Investors) or the Investor Directors for any acts or omissions that are contrary to any fiduciary duty that such actor owes to the Company. The Company’s prior Articles of Incorporation contained no such provisions.

The foregoing description is a summary only and is qualified in its entirety by reference to the Company’s Amended Articles, a copy of which is attached to this Report as Exhibit 3.2 and which is incorporated herein by reference.

3. On September 25, 2012, following the filing of the Articles of Share Exchange and the Amended Articles of the Company with the Department of State, the Company filed a “Certificate of Designation, Preferences and Rights of Series A Nonvoting Convertible Preferred Stock of TGR Financial, Inc.” (the “Certificate of Designation”) with the Department of State, which Certificate of Designation became an integrated part of the Company’s Amended Articles. The Certificate of Designation defines the rights of a new series of 7,050,000 shares of authorized preferred stock. The newly authorized preferred stock is titled “Series A Nonvoting Convertible Preferred Stock” (previously defined as the “Company Preferred Stock”).

As of the date of this Report, no shares of the Company’s Preferred Stock have been issued.

It is currently contemplated that shares of the Company Preferred Stock will only be issued in connection with future drawdowns of committed capital in connection with the Capital Raise described in Item 1.01 of this Report, and only to certain designated Investors. The Company may change its intention with respect to future issuances of the Company Preferred Stock based on the capital needs of the Company or regulatory requirements.

The following is a description of the relative rights, preferences and privileges of the Company Preferred Stock, as contemplated in the Certificate of Designation.

Voting rights

Each share of Company Preferred Stock will be entitled to one (1) vote per share on all matters with respect to which holders of preferred stock are entitled to vote pursuant to provisions of the Florida Business Corporation Act. Generally, this means that the relative rights, preferences and privileges of the Company Preferred Stock may not be changed, except by the affirmative vote of a majority of the holders of the Company Preferred Stock. Other than matters which directly affect such rights, the holders of Company Preferred Stock are not entitled to vote on any other matters affecting the Company, including the election of directors, amendments to the Company’s Articles of Incorporation, changes to the

Company’s Bylaws, “extraordinary” corporate decisions and transactions, such as the authorization of additional common stock, a change of corporate name, a merger with another company, the dissolution of the Company, or a sale of substantially all of its assets.

Dividends

Subject to the rights and preferences of any shares of a superordinate series of preferred stock that have been issued or may be issued in the future, holders of shares of Company Preferred Stock will be entitled to receive such dividends as may be declared by the Company’s Board out of funds legally available for that purpose, and shall rank pari passu with the Company’s Common Stock, with respect to the right to receive dividends.

In the event of the liquidation, dissolution or winding up of the Company, each holder of Company Preferred Stock would be entitled to recover, after payment of all of the Company’s debts and liabilities, and subject to any liquidation preferences established for any shares of superordinate preferred stock that are outstanding, a preferred liquidation amount equal to the greater of (i) one cent ($0.01) per share and (ii) the amount the holder of such share of Company Preferred Stock would receive in respect of such share if such share had been converted into Company Common Stock at the time of such liquidation, dissolution or winding up (assuming the conversion of all shares of Company Preferred Stock at such time, without regard to any limitations on conversion of the Company Preferred Stock). The conversion rate for the Company Preferred Stock is one-for-one. See “Conversion” below.

Conversion

Each share of Company Preferred Stock will be convertible into one (1) share of Company Common Stock:

(i) At the election of the holder, if such conversion would not cause the holder to hold greater than 9.99% of the Company’s outstanding Common Stock at the time of such conversion; or

(ii) Automatically, if shares of such Company Preferred Stock are ever transferred to a “non-affiliate” of the Company in a permissible transfer.

Other rights

Holders of Company Preferred Stock will not have preemptive rights to purchase additional shares of Company Preferred Stock or Company Common Stock or other subscription rights; and shares of Company Preferred Stock will not be subject to any call or redemption rights on the part of the Company.

The Company’s Board may, in its discretion, at any time, and from time to time, designate the rights, preferences and privileges of further series of preferred stock, although the Board currently does not contemplate such actions.

The foregoing description is a summary only and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is attached to this Report as Exhibit 3.3 and which is incorporated herein by reference.

4. On September 25, 2012, upon the closing of the Reorganization, the Company adopted Amended and Restated Bylaws (the “Amended Bylaws”), which replaced the existing Bylaws of the

Company. The Amended Bylaws make a number of changes to the existing Bylaws of the Company, which changes are the fulfillment of contractual obligations related to documents entered into in connection with the Capital Raise.

The following is a description of the material changes in the Company’s Bylaws that are effected by the adoption of the Company’s Amended Bylaws:

Shareholders; Meetings of Shareholders

Call of Special Meetings

The Amended Bylaws, like the old Bylaws, permit special meetings of the shareholders to be called by the (i) President or Chief Executive Officer, (ii) the Board (or a specially designated committee thereof), or (iii) the shareholders holding a requisite percentage of the outstanding voting capital stock of the Company. The requisite percentage of shareholdings under the old Bylaws was ten percent (10%), but it has been raised to fifty percent (50%) under the Amended Bylaws.

Nominations of Directors

A new section has been added that provides that nominees for directors shall be selected in accordance with the terms of the Stockholders’ Agreement (as described above in Item 1.01(3) of this Report), and that no nominations for directors except those made in accordance with the Stockholders’ Agreement shall be voted upon by the Board or shareholders, as applicable.

Record Date

A provision has been added to this existing section to clarify that, with respect to the setting of a record date for a meeting of the shareholders, such date shall be not less than ten (10) days prior to the date on which the particular action requiring such determination is to be taken.

New Business

A new section has been added that provides for procedures for shareholders to raise new business at annual meetings of the shareholders. Shareholders must follow each of the procedures in this section in order for shareholder proposals to be heard and acted upon at the annual meeting. The old Bylaws did not contain any provisions related to shareholder proposals.

Action Without a Meeting

Under the Amended Bylaws (and the Amended Articles, as described above), action of the shareholders without a meeting is not permitted. The old Bylaws permitted action by the shareholders without a meeting, in compliance with Florida law.

Directors

Number

The Amended Bylaws (like the Amended Articles) set the number of directors of the Company between seven (7) and fifteen (15), with the initial number being thirteen (13). The old Bylaws had no set range of directors.

Special Meetings

This existing section of the Bylaws has been amended to provide that a special meeting of the Board may be called at the request not only of the Chairman of the Board, the President or two directors, but also at the request of the Chief Executive Officer. Further, notice of such meeting must be given at least twenty-four (24) hours in advance of such meeting (subject to any further notice requirements contained in the Stockholders’ Agreement), and the notice must now contain the purpose or purposes why the special meeting is being convened, and no business other than what has been detailed in the notice may be transacted at the meeting.

Notice of Meetings; Waiver of Notice

The Amended Bylaws provide that, if a vacancy exists with respect to certain directors appointed by the Investors (previously defined as the “Investor Designated Directors”) pursuant to the Stockholders’ Agreement, then the Company must provide the Investors with five (5) days’ notice of any special meeting, and the first order of business at such meeting shall be to fill such vacancy; provided, that if such Investor has not designated a replacement nominee as the first order of business at such meeting, any action to be taken at such meeting shall not be conditioned upon such vacancy being filled; and provided further that such replacement nominee shall have received all required regulatory approvals, consents and/or non-objections of the Company’s regulators.

Vacancies

The Amended Bylaws adds provisions clarifying that, with respect to any Investor Designated Directors, vacancies shall be filled in accordance with the terms of the Stockholders’ Agreement, and that the first order of business at any meeting in which a vacancy with respect to an Investment Designated Director is to be filled, shall be to fill such vacancy, provided that all regulatory approvals have been received.

Resignation

The Bylaws has been amended to provide that if an Investor Designated Director resigns, the Investor which nominated or designated such Investor Designated Director shall have the exclusive right to designate a replacement and the Board shall elect such nominee or designee as a director.

Compensation

The Amended Bylaws provide that, as the Board deems necessary, the Board shall fix the compensation of the non-management directors of the Company in such one or more forms as the Board may determine, and that only non-management directors are permitted to receive compensation and/or fees for service as a member of the Board; provided, however, that the Company shall pay all reasonable out-of-pocket expenses incurred by each director in connection with attending regular and special meetings of the Company and any committee thereof.

Observers

This new section of the Amended Bylaws permits one (1) board observer for each of the designated Investors pursuant to the terms of the Stockholders’ Agreement. Such observers are to be provided with the same materials and notice as the directors, but they are not directors and may not vote on any matter. No breach of any observer’s rights shall serve to invalidate any board actions.

Removal

This section of the Amended Bylaws retains the rights of the shareholders to remove a director for failure to qualify or for cause. This section further provides, however, that if an Investor Designated Director is removed or is unable to continue to serve as a director, the Investor which nominated or designated such Investor Designated Director shall have the exclusive right to nominate a replacement who shall be elected by the Board (a “Replacement Investment Director”).

Action by Directors Without a Meeting

This section of the Amended Bylaws permits that vacancies on the Board or a Board committee shall not affect such ability to take action by written consent; provided, however, that in the event of a vacancy on the Board with respect to any Investor Designated Director, in accordance with the Stockholders’ Agreement, notice of each written consent shall be provided to the applicable Investor not less than five (5) days before such written consent is distributed to the Board for signature and such applicable Investor shall have the ability to designate an individual to fill such vacancy and the first order of business shall be to fill such vacancy at such meeting and before such written consent of the Board shall be effective; provided, further, that if such Investor has not designated a Replacement Investor Director as the first order of business of such meeting, any action to be taken by such written consent shall not be conditioned upon such vacancy being filled; provided further that such replacement nominee shall have received all required regulatory approvals, consents and/or non-objections of the Company’s regulators.

Committees

Standing Committees

This section of the Amended Bylaws provides that there shall be four (4) standing committees of the Board, members of which shall be designated at each annual meeting of the Board. The standing committees shall be the: (a) Executive Committee, (b) Audit Committee, (c) Compensation Committee, and (d) Nominations Committee. The members of these committees shall serve at the pleasure of the Board, subject to certain covenants in the Stockholders’ Agreement. This section further provides that no Investor Designated Director may serve as chairman or vice-chairman of any committee, and Investor Designated Directors may not represent more than 25% of the membership of any committee.

Executive Committee

This new section of the Amended Bylaws provides for powers, authority and duties of the Executive Committee. The Executive Committee shall have seven (7) members, four (4) of whom shall be independent directors, two (2) of whom shall be Investor Designated Directors, and the Chief Executive Officer. This section further provides that, at any meeting of the Executive Committee where an Investor Designated Director is not present, and any other member of the committee believes in good faith that such Investor Designated Director should be allowed to participate in a vote with respect to any proposal before the committee, then such other director may request that the meeting be adjourned (only with respect to such matter) one time to provide the Investor Designated Director the opportunity to participate in a reconvened meeting.

Audit Committee

This new section of the Amended Bylaws provides for powers, authority and duties of the Audit Committee. The Audit Committee shall have three (3) members, each of whom shall be an independent director, and none of whom shall be an Investor Designated Director.

Compensation Committee

This new section of the Amended Bylaws provides for powers, authority and duties of the Compensation Committee. The Compensation Committee shall have five (5) members, four (4) of whom shall be independent directors and one (1) of whom shall be an Investor Designated Director. The Chief Executive Officer shall also serve on the Compensation Committee as an ex officio, non-voting member.

Nominations Committee

This new section of the Amended Bylaws creates a standing Nominations Committee. The Nominations Committee shall consist of five (5) members, three (3) of whom shall be independent directors, one (1) of whom shall be an Investor Designated Directors, and the Chief Executive Officer. The Nominations Committee shall meet at least annually to nominate the independent directors and otherwise carry out the terms of the Stockholders’ Agreement with respect to the composition of the Board and the nomination and election of directors, and may hold such additional meetings as the chairman may deem necessary.

Officers

This section of the Amended Bylaws states that the Board shall, at each annual meeting, elect a Chairman, Chief Executive Officer (who may be a member of the Board), President and a Secretary, and such other officers as the Board from time to time may deem necessary or the business of the Company may require. The Amended Bylaws also provide sections explaining the powers and limitations of the executive officer positions.

Stockholders’ Agreement

This new section of the Amended Bylaws states that the Bylaws shall be read in accordance with and are subject in all respects to the Stockholders’ Agreement. In the event of a perceived or actual conflict between the Bylaws and the Stockholders’ Agreement, the Stockholders’ Agreement shall control.

Amendments

The old Bylaws stated that the Bylaws could be altered, amended, repealed or adopted by action of the Board or the shareholders of the Company. This new section of the Amended Bylaws states that the Amended Bylaws, except as provided by applicable law or the Amended Articles, or as otherwise set forth in the Amended Bylaws, may be amended or repealed at any regular or special meeting of the entire Board; provided, however, that, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Article II, Section 3, 12 or 13; Article IV, Section 1, 5, 7, 8, 10, 11, 12 or 13; Article V, Section 1; Article VII; or this Article IX of the

Amended Bylaws or to adopt any provision inconsistent therewith; provided, that any alteration, amendment or repeal that is proposed to make the Amended Bylaws consistent with the terms of the Stockholders’ Agreement shall only require the affirmative vote of a majority in voting power of all outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting as a single class. Any Bylaw made by the Board may be altered, amended, rescinded or repealed by the holders of shares of capital stock entitled to vote thereon at any annual meeting or at any special meeting called for that purpose in accordance with the percentage requirements set forth in the Amended Articles and/or the Amended Bylaws.

The foregoing description is a summary only and is qualified in its entirety by reference to the Company’s Amended Bylaws, a copy of which is attached to this Report as Exhibit 3.4 and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a), (b)	Information required by Items 9.01(a) and (b), if any, will be provided within this time period permitted by Item 9.01 of Form 8-K.

(d)	Exhibits.

3.1	Articles of Share Exchange between TGR Financial, Inc. and First National Bank of the Gulf Coast, effective September 25, 2012.

3.2	Amended and Restated Articles of Incorporation of TGR Financial, Inc.

3.3	Certificate of Designation, Preferences and Rights of Series A Nonvoting Convertible Preferred Stock of TGR Financial, Inc.

3.4	Amended and Restated Bylaws of TGR Financial, Inc.

10.1	Investment Agreement, between TGR Financial, Inc. and the investors referred to therein, dated September 19, 2012.

10.2	Registration Rights Agreement, among TGR Financial, Inc. and the holders a party thereto, dated September 19, 2012.

10.3	Stockholders’ Agreement, among TGR Financial, Inc. and the stockholders a party thereto, dated September 19, 2012.

10.4	Amended and Restated Officers’ and Employees’ Stock Option Plan, as adopted by TGR Financial, Inc. on September 25, 2012 (incorporated by reference to Exhibit C to Annex A to the Proxy Statement/Prospectus included in the Registration Statement on Form S-4, filed with the SEC on June 28, 2012).

10.5	Amended and Restated Directors’ Stock Option Plan, as adopted by TGR Financial, Inc. on September 25, 2012 (incorporated by reference to Exhibit D to Annex A to the Proxy Statement/Prospectus included in the Registration Statement on Form S-4, filed with the SEC on June 28, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TGR FINANCIAL, INC.

Dated: September 25, 2012	/s/ Robert T. Reichert
	Name:	Robert T. Reichert
	Title:	Chief Administrative Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Articles of Share Exchange between TGR Financial, Inc. and First National Bank of the Gulf Coast, dated September 25, 2012.

3.2	Amended and Restated Articles of Incorporation of TGR Financial, Inc.

3.3	Certificate of Designation, Preferences and Rights of Series A Nonvoting Convertible Preferred Stock of TGR Financial, Inc.

3.4	Amended and Restated Bylaws of TGR Financial, Inc.

10.1	Investment Agreement, between TGR Financial, Inc. and the investors referred to therein, dated September 19, 2012.

10.2	Registration Rights Agreement, among TGR Financial, Inc. and the holders a party thereto, dated September 19, 2012.

10.3	Stockholders’ Agreement, among TGR Financial, Inc. and the stockholders a party thereto, dated September 19, 2012.

10.4	Amended and Restated Officers’ and Employees’ Stock Option Plan, as adopted by TGR Financial, Inc. on September 25, 2012 (incorporated by reference to Exhibit C to Annex A to the Proxy Statement/Prospectus included in the Registration Statement on Form S-4, filed with the SEC on June 28, 2012).

10.5	Amended and Restated Directors’ Stock Option Plan, as adopted by TGR Financial, Inc. on September 25, 2012 (incorporated by reference to Exhibit D to Annex A to the Proxy Statement/Prospectus included in the Registration Statement on Form S-4, filed with the SEC on June 28, 2012).